Exhibit 23.2

Deloitte & Touche LLP Suite 400 3883 Howard Hughes Parkway Las Vegas, NV 89169-0924 USA Tel: +1 702 893 3100 Fax: +1 702 893 3298 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2023, relating to the financial statements of Light & Wonder, Inc. and the effectiveness of Light & Wonder, Inc.'s internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

October 23, 2023